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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            ------------------------

                         Date of report: October 2, 2000
                        (Date of earliest event reported)



                       PHILIPS INTERNATIONAL REALTY CORP.
             (Exact name of Registrant as specified in its charter)


                                    Maryland
                 (State or other jurisdiction of incorporation)


          000-23463                                13-3963667
     (Commission File No.)               (I.R.S. Employer Identification No.)


                                417 Fifth Avenue
                            New York, New York 10016
               (Address of principal executive offices; zip code)

                                 (212) 545-1100
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)



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Item 5.      Other Events
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         On October 2, 2000, a class action was filed in the United States
District Court for the Southern District of New York against Philips International Realty Corp., a Maryland corporation (the "Company"), and its directors. The complaint alleged a number of improprieties concerning the pending plan of liquidation of the Company. The Company believes that the asserted claims are without merit, and will defend such action vigorously.

         The Company hereby files the complaint as an exhibit hereto.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits
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       (c)   The Company hereby furnishes the following exhibits:

       99.1 Class Action Complaint filed in the United States District Court for the Southern District of New York by The Zemel Family Trust, on behalf of itself and a class of persons similarly situated, Plaintiff, against Philips International Realty Corp., Philip Pilevsky, Louis J. Petra, Sheila Levine, Brian Gallagher, Elise Jaffe, Robert S. Grimes, Arnold S. Penner and A.F. Petrocelli, Defendants.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 5, 2000


                                         PHILIPS INTERNATIONAL REALTY CORP.
                                                   (Registrant)


                                         By:  /s/ Louis J. Petra
                                            -----------------------------------
                                                  Louis J. Petra
                                                  President

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                                 EXHIBIT INDEX

Exhibit          Document
-------          --------

99.1 Class Action Complaint filed in the United States District Court for the Southern District of New York by The Zemel Family Trust, on behalf of itself and a class of persons similarly situated, Plaintiff, against Philips International Realty Corp., Philip Pilevsky, Louis J. Petra, Sheila Levine, Brian Gallagher, Elise Jaffe, Robert S. Grimes, Arnold S. Penner and A.F. Petrocelli, Defendants.